Calculation of Filing Fee Tables
S-3
BLACK HILLS CORP /SD/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Equity	Common stock, par value $1.00	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	8	Equity	Common stock, par value $1.00	415(a)(6)			$ 183,376,179.78			S-3	333-272739	06/16/2023	$ 25,324.25
			Total Offering Amounts:				$ 183,376,179.78		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1a. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of the registration fees. Note 1b. The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, or any combination thereof.

[2]	See Note 1a.

[3]	See Note 1a.

[4]	See Note 1a.

[5]	See Note 1a.

[6]	See Note 1a.

[7]	See Note 1a. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

[8]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement includes unsold securities originally registered under the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 16, 2023 (Registration No. 333-272739), as follows: an aggregate amount of $183,376,179.78 of common stock issuable under the registrant's at-the-market equity offering program.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date